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                                                                   EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in the Form S-8 of SFX Entertainment, Inc. (File No. 333-58737) of our report dated February 23, 1998 covering the financial statements of Magicworks Entertainment, Inc. for the years ended December 31, 1997 and 1996 included in Margicworks Entertainment, Inc.'s Form 10-K for the year ended December 31, 1997 incorporated by reference in this Form 8-K.



/s/ Arthur Andersen LLP
-----------------------
ARTHUR ANDERSEN LLP

Miami, Florida,
 September 18, 1998